Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-107072 of Florida Banks, Inc. on Form S-3 of our report dated February 28, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Jacksonville, Florida
December 10, 2003